GUARANTY AGREEMENT


     GUARANTY AGREEMENT (the "Guaranty") dated January 22, 1999 (the "Closing Date") by and between each of Bill L. Rose, L.L.C., an Oregon limited liability company (the "Seller"), and AgriBioTech, Inc., a Nevada corporation ("ABT" or the "Buyer").


                              W I T N E S S E T H:

     WHEREAS, Buyer has agreed to purchase from the Seller an aggregate of twenty-five (25%) percent of the membership interests of HybriGene, L.L.C., an Indiana limited liability company (the "Company"), pursuant to a Securities Purchase Agreement dated January 22, 1999 (the "Securities Purchase Agreement") by and among the Sellers, the Company, and ABT;

     WHEREAS, pursuant to Section 3(a) of the Securities Purchase Agreement, ABT will transfer to the Seller One Hundred Three Thousand Twelve (103,012) shares of the Common Stock of ABT (the "ABT Shares");

     WHEREAS, pursuant to Section 3(c) of the Securities Purchase Agreement, the Seller has entered into a Lock-Up Agreement (the "Lock-Up") pursuant to which they have agreed that they shall not sell, transfer or otherwise dispose of the ABT Shares except as specified in the Lock-Up;

     WHEREAS, pursuant to Section 3(a) of the Securities Purchase Agreement, ABT has guaranteed the Purchase Price by guaranteeing the Net Proceeds (as defined below) from the sale of the ABT Shares when sold pursuant to the Lock-Up; and

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Guaranty, the parties hereto hereby agree as follows:

Section 1.

     (a) The ABT Shares, if sold pursuant to the Lock-Up, shall have Guaranteed Net Proceeds (defined as gross sales price less customary sales commissions and any applicable stock transfer and sales taxes) of no less than $18.45 per share (the "Guaranteed Price/Share").

     (b) ABT further agrees that until the Seller has received an aggregate of $1,900,000 from all sales of ABT Shares made pursuant to the Lock-Up, Seller shall be secured pursuant to the terms of a stock pledge agreement (the "Stock Pledge Agreement").

     (c) In consideration of the guarantee granted hereby and the Stock Pledge Agreement, the Seller hereby agrees that Net Proceeds from sales of ABT Shares at a price per share greater than the Guaranteed Price/Share shall be paid to ABT, as set forth below.

Section 2.

     (a) The Net Proceeds shall be determined on a quarterly basis according to ABT's fiscal calendar.

     (b) To the extent that sales of ABT Shares pursuant to the Lock-Up are made at prices per Share that are lower than the Guaranteed Price/Share, ABT shall issue to the Seller within ten (10) business days of the parties' quarterly accounting, additional, duly registered shares of ABT Common Stock that can be sold immediately for any shortfalls in the Guaranteed Net Proceeds resulting from its individual sales of the ABT Shares, and in such amounts until the Seller has received an aggregate of $1,900,000 from all sales of ABT Shares. If at any time the Seller has received funds exceeding $1,900,000 in the aggregate from sales of ABT Shares, the Seller shall promptly deliver such excess funds to ABT.

     (c) In the event that the Seller offers, sells, transfers or otherwise disposes of the ABT Shares in violation of the Lock-Up, without the prior written consent of ABT, (i) the Guaranty shall not apply to the Net Proceeds received from such sale and the Guaranty shall from that time be null and void, and (ii) all proceeds in excess of $10.00 per share from the sale of all ABT Shares by such individual, regardless of whether such proceeds derive from sales made prior to, concurrent with or subsequent to such event of default, shall be paid to ABT.

Section 3. Subject to Section 6 hereunder, this Agreement shall inure to the benefit of and be binding upon ABT, its successors and assigns (by way of merger, sale, consolidation, reorganization or similar event), and upon the Seller, and its successors and assigns.

Section 4. Should any part of this Guaranty, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Guaranty had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Guaranty without including therein any portion which may for any reason be declared invalid.

Section 5. This Guaranty shall be construed and enforced in accordance with the laws of the State of Nevada applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

Section 6. This Guaranty and all rights hereunder shall not be assignable, and any purported assignment by ABT in violation thereof shall be null and void.

Section 7.

     (a) All notices, requests, consents, and demands by the parties hereunder shall be delivered by hand, recognized national overnight courier or by deposit in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the address set forth below:

(i)      if to the Seller to:

                           Bill Rose, L.L.C.
                           P.O. Box 250
                           Hubbard, Oregon 97032
                           Attention: Bill L. Rose
                           Telecopier: (503) 651-2351

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

                           with a copy to:

                           Davis Wright Tremaine LLP
                           2300 Wells Fargo Tower
                           1300 SW Fifth Avenue
                           Portland, Oregon 97201
                           Attention: Milton Stewart
                           Telecopier: (503) 778-5299

(ii)     if to ABT to:

                           AgriBioTech, Inc.
                           120 Corporate Park Drive
                           Henderson, Nevada 89014
                           Attention: Johnny R. Thomas, CEO
                           Telecopier No.: (888) 800-4841

                           with a copy to:

                           Snow Becker Krauss P.C.
                           605 Third Avenue
                           New York, New York  10158
                           Attention: Elliot H. Lutzker, Esq.
                           Telecopier No.:  (212) 949-7052

     (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

Section 8. In the event that ABT breaches its obligations under Section 2 hereof within 30 days after receipt of written notice from Seller demanding such payment, ABT shall be in default under this Guaranty with respect to such payment ("Default Payment"). Upon such default by ABT, Seller may declare a default under the Stock Pledge Agreement and pursue all remedies, under the Stock Pledge Agreement and otherwise, to which it is entitled to the extent necessary to relieve such default. This Guaranty shall otherwise remain in full force and effect with respect to the payment of any future deficits or surpluses by ABT or the Seller, as the case may be.

Section 9. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Guaranty shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Guaranty on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the day and year first written above.



                                                  BILL L. ROSE, L.L.C.


                                                  By: /S/ Bill L. Rose
                                                      ----------------
                                                      Bill L. Rose,
                                                      President and CEO

                                                  AGRIBIOTECH, INC.


                                                  By: /s/ Kathleen L. Gillespie
                                                      -------------------------
                                                      Kathleen L. Gillespie
                                                      Vice President

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